UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: June 12, 2008

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 12, 2008, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), and closed on the private placement financing contemplated by its previously announced term sheet. As a result of the closing, the Company received $2,600,000 in additional capital and is obligated to issue 5,777,778 million shares of common stock and warrants to acquire 5,777,778 million shares of our common stock to the purchasers. The warrants are each able to be immediately exercised at a price of $1.30 per share.

The purchasers under the Securities Purchase Agreement were also granted piggyback registration rights in connection with another subsequent registration statement the Company. The purchasers were accredited investors and existing shareholders in the Company. The transaction was consummated pursuant to an exemption under Section 4(2) of the Securities Act of 1933 as amended.

The Securities Purchase Agreement and the Form of the Warrant are attached as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

A copy of the June 13, 2008 press release announcing the closing of the Securities Purchase Agreement is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description
10.1	Securities Purchase Agreement dated June 12, 2008 by and between the Company and George T. Hawes and William F. Matlack (including the Form of the Warrant)

99.1	Press Release dated June 13, 2008

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 13th day of June, 2008.

ORAGENICS, INC. (Registrant)

BY:	/s/ Stanley Stein
Stanley Stein
President and Chief Executive Officer